As filed with the Securities and Exchange Commission on April 21, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
The Kroger Co.
(Exact name of registrant as specified in its charter)
Ohio	31-0345740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
George H. Vincent, Esq.
Executive Vice President, General Counsel and Secretary
The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐
If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and an emerging growth company in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PROSPECTUS
The Kroger Co.
Debt Securities
Preferred Shares
Depositary Shares
Common Shares
Warrants
We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
We may offer any of the following securities from time to time:
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debt securities;

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preferred shares;

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depositary shares relating to preferred shares;

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common shares; and

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warrants to purchase debt securities, common shares or preferred shares.

Our common shares are listed on the New York Stock Exchange under the symbol “KR.” If we decide to seek a listing of any debt securities, preferred shares, depositary shares, or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.
Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202. Our telephone number is (513) 762-4000.
Investing in our securities involves risk. See “Risk Factors” beginning on page 3 and the documents incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                  , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.
Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), we may add to and offer additional securities including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
References in this prospectus to the terms “we,” “us,” “Kroger” or “the Company” or other similar terms mean The Kroger Co. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

THE COMPANY
Kroger was founded in 1883 and incorporated in 1902. Our Company is built on the foundation of our retail grocery business, which includes the added convenience of our retail pharmacies and fuel centers. Our strategy is focused on growing households and increasing customer loyalty by delivering great value and convenience, and investing in Fresh, Our Brands, Personalization and eCommerce. We utilize the data and traffic generated by our retail business to create personalized experiences and value for our customers. This data and traffic also enable our fast-growing, high operating margin alternative profit business, including third-party media revenue. In turn, the value generated from these businesses enables us to reinvest back into our retail business.
We maintain a web site (www.thekrogerco.com) that includes additional information about the Company. Except for documents specifically incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our web site is to be considered as part of this prospectus. Our principal executive officers are located at 1014 Vine Street, Cincinnati, Ohio 34202-1100, and our telephone number is (513)762-4000.
As of January 31, 2026, Kroger operates supermarkets under a variety of local banner names in 35 states and the District of Columbia. As of January 31, 2026, Kroger operated, either directly or through its subsidiaries, 2,697 supermarkets, of which 2,250 had pharmacies and 1,731 had fuel centers. We offer a convenient shopping experience for our customers regardless of how they choose to shop with us, including Pickup and Delivery. We offer Pickup and Harris Teeter ExpressLane™ — personalized, order online, pick up at the store services — at 2,408 of our supermarkets and provide Delivery, which allows us to offer digital solutions to substantially all of our customers. As of January 31, 2026, we owned 33 food production plants. These plants consisted of 14 dairies, nine deli or bakery plants, five grocery product plants, two beverage plants, one meat plant and two cheese plants.

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. See “Where You Can Find More Information” in this prospectus.

FORWARD LOOKING STATEMENTS
Certain information included or incorporated by reference in this document may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as “achieve,” “affect,” “anticipate,” “believe,” “committed,” “continue,” “could,” “deliver,” “effect,” “estimate,” “expects,” “future,” “growth,” “intends,” “likely,” “may,” “model,” “objective,” “plan,” “position,” “range,” “result,” “strategy,” “strive,” “strong,” “target,” “trend,” “vision,” “will, and “would,” and similar words or phrases. These statements are based on the beliefs and assumptions of our management based on information currently available to our management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, the risks described under the caption “Risk Factors” in any applicable prospectus supplement and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should carefully consider these factors before investing in our securities. Such forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, actual events and results may vary significantly from those included in, contemplated or implied by forward-looking statements made by us or our representatives.

WHERE YOU CAN FIND MORE INFORMATION
Kroger files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet web site that contains reports, proxy and information statements, and other information regarding issuers, including Kroger, that file electronically with the SEC. The public can obtain any documents that Kroger files electronically with the SEC at www.sec.gov. You can find additional information about Kroger at ir.kroger.com. Except for documents specifically incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our web site or any other web site is to be considered as part of this prospectus.
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference (i) our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 31, 2026; (ii) our Current Report on Form 8-K, filed with the SEC on February 9, 2026 (item 5.02 only); (iii) the description of our common shares contained in the our registration statement on Form 8-A filed on December 30, 1985, as updated by the description of our common shares contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, including any amendment or report filed for the purpose of updating such description; and (iv) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus unless specifically stated otherwise.
You may request a copy of these filings, other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address:
The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
Attention: General Counsel
This prospectus is part of a Registration Statement we filed with the SEC. We have incorporated into this Registration Statement exhibits that include a form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.
You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
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directly to investors;

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to investors through agents or dealers, including in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act;

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through underwriting syndicates led by one or more managing underwriters; and

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through one or more underwriters acting alone.

If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
We may use agents in the sale of securities. Unless indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.
If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.
We also may sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
We may authorize underwriters, dealers or agents to solicit offers to purchase the securities under a delayed delivery contract providing for payment and delivery at a future date.
We will identify any underwriters or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act. Any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.
We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities.
The debt securities will be issued under an indenture between Kroger and a trustee to be selected by us and named in a prospectus supplement. The indenture allows us to have different trustees for each series of debt securities.
We have summarized the material terms of the form of indenture below. The form of indenture is included as an exhibit to the Registration Statement for these securities that we have filed with the SEC. You should read the form of indenture for the provisions that are important to you.
Principal Terms of the Debt Securities
The debt securities will rank equally in right of payment with all of our existing and future unsecured senior debt. The debt securities will rank senior to any future subordinated indebtedness.
A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:
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their type and title;

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their total principal amount and currency;

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the denominations in which they are authorized to be issued;

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the percentage of their principal amount at which they will be issued;

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the date on which they will mature;

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if they bear interest, the interest rate or the method by which the interest rate will be determined;

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the times at which any interest will be payable or the manner of determining the interest payment dates;

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any optional or mandatory redemption periods and the redemption or purchase price;

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any guarantees by our direct and indirect subsidiaries;

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any sinking fund requirements;

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any special United States federal income tax considerations;

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whether they are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

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any information with respect to book-entry procedures;

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the manner in which the amount of any payments of principal and interest determined by reference to an index are determined; and

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any other specific terms not inconsistent with the indenture.

Denominations, Registration, Transfer and Payment
We will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under “Global Securities.” We will issue registered securities denominated in U.S. dollars only in denominations of $2,000 and integral multiples of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

You may present registered securities for registration of transfer at the office of the registrar or at the office of any transfer agent designated by us.
We will pay principal and any premium and interest on registered securities at the office of the paying agent. We may choose to make any interest payment (1) by check mailed to the holder’s address appearing in the register or (2) by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day or days specified by us.
The trustee’s principal office in the City of New York, Chicago, Cincinnati, or other location, will be designated as the sole paying agent for payments on registered securities.
Global Securities
We will deposit global securities with the depositary identified in the prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.
After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be affected only through, records maintained by the depositary and its participants.
We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of Kroger, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.
Events of Default
When we use the term “Event of Default” in the indenture, here are examples of what we mean:
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we fail to pay the principal or any premium on any debt security when due;

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we fail to deposit any sinking fund payment when due;

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we fail to pay interest when due on any security for 30 days;

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we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

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we default in any of our other indebtedness in excess of $50,000,000, and that results in an acceleration of maturity; or

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we take specified actions relating to our bankruptcy, insolvency or reorganization.

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. You should refer to the prospectus supplement for the Events of Default relating to a particular series of debt securities. A default under one series of debt securities will not necessarily be a default under another series.
If an Event of Default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing Events of Default have been cured or waived.
If an Event of Default occurs and is continuing, the trustee may pursue any remedy available to it to collect payment or to enforce the performance of any provision of the debt securities or the indenture.
The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences.
Modification of the Indenture
The indenture may be amended without the consent of any holder of debt securities:
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to cure any ambiguity, defect or inconsistency;

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to permit a successor to assume our obligations under the indenture;

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to add additional covenants for the benefit of holders;

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to add additional Events of Default;

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to add or change provisions necessary to facilitate the issuance of securities; or

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to entitle the securities to the benefit of security.

The indenture may be amended with the written consent of the holders of at least 50% in principal amount of the debt securities of the series affected by the amendment. Holders of at least 50% in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.
However, no amendment or waiver that:
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changes the maturity of principal or any installment of principal or interest;

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reduces the amount of principal or interest or premium payable on redemption;

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reduces the amount of debt securities whose holders must consent to an amendment or waiver;

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modifies provisions related to rights of holders to redeem securities at their option; or

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changes other rights of holders as specifically identified in the indenture;

will be effective against any holder without the holder’s consent.

Other Debt Securities
In addition to the debt securities described above, we may issue subordinated debt securities that rank junior to our senior debt securities. These debt securities will be described in a prospectus supplement and will be issued pursuant to an indenture entered into between Kroger and a trustee that we select. The indenture will be filed with the SEC and qualified under the Trust Indenture Act.
Other Limitations
The prospectus supplement may contain provisions that limit our ability to consolidate or merge with other companies. It also may contain provisions that limit our right to incur liens and to engage in sale and leaseback transactions.

DESCRIPTION OF CAPITAL STOCK
Our Amended Articles of Incorporation, as amended, authorize us to issue 2,000,000,000 common shares, $1 par value per share, and 5,000,000 cumulative preferred shares, $100 par value per share. As of April 16, 2026, there were outstanding 612,624,436 common shares, and no cumulative preferred shares.
Common Shares
All outstanding common shares are, and any shares issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred shareholders if any preferred shares are issued and outstanding, holders of common shares:
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are entitled to any dividends validly declared;

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will share ratably in our net assets in the event of a liquidation; and

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are entitled to one vote per share.

The common shares have no conversion rights. Holders of common shares have no preemption, subscription, redemption, or call rights related to those shares.
Equiniti Trust Company, LLC is the transfer agent and registrar for our common shares.
Preferred Shares
This prospectus describes the terms and provisions of our preferred shares. When we offer to sell a particular series of preferred shares, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred shares. The preferred shares will be issued under a certificate of designations relating to each series of preferred shares. It is also subject to our Amended Articles of Incorporation.
We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred shares.
Our Amended Articles of Incorporation, as amended, authorize us to issue 5,000,000 preferred shares, par value $100 per share. Our Board is authorized to designate any series of preferred shares and the powers, preferences and rights of the preferred shares without further shareholder action. As of April 16, 2026, we had no preferred shares outstanding.
Our Board is authorized to determine or fix the following terms for each series of preferred shares, which will be described in a prospectus supplement:
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the designation and number of shares;

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the dividend rate;

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the payment date for dividends and the date from which dividends are cumulative;

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our redemption rights and the redemption prices;

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amounts payable to holders on our liquidation, dissolution or winding up;

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the amount of the sinking fund, if any;

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whether the shares will be convertible or exchangeable, and if so the prices and terms; and

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whether future shares of the series or any future series or other class of stock is subject to any restrictions, and if so the nature of the restrictions.

When we issue preferred shares, they will be fully paid and nonassessable.
Dividends
The holders of preferred shares will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on the record dates fixed by our Board.
Our Board will not declare and pay a dividend on any series of preferred shares unless full dividends for all series of preferred shares ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred shares of each series and any series of preferred shares ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred shares will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred shares bear to each other.
Unless all dividends on the preferred shares have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common shares or on any class of security ranking junior to the series of preferred shares, except for dividends or distributions paid for with securities ranking junior to the preferred shares. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to the series of preferred shares as to dividends or liquidation preferences, except by conversion into or exchange for stock junior to the series of preferred shares.
Convertibility
We will not convert or exchange any series of preferred shares for other securities or property, unless otherwise indicated in the prospectus supplement.
Redemption and sinking fund
We will not redeem or pay into a sinking fund any series of preferred shares, unless otherwise indicated in the prospectus supplement.
Liquidation rights
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred shares, and all amounts owing on any preferred shares ranking equally with that series of preferred shares as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of common shares or any class of shares ranking junior to the series of preferred shares as to dividends and liquidation preferences.
In the event there are insufficient assets to pay the liquidation preferences for all equally-ranked classes of preferred shares in full, we will allocate the remaining assets equally among all series of equally-ranked preferred shares based upon the aggregate liquidation preference for all outstanding shares for each series. This distribution means that the distribution we pay to the holders of all shares ranking equal as to distributions if we dissolve, liquidate or wind up our business will bear the same relationship to each other that the full distributable amounts for which the holders are respectively entitled if we dissolve, liquidate or wind up our business bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of a series of preferred shares will not be entitled to participate in any further distribution of our assets.
Voting rights
Holders of preferred shares will be entitled to one vote per share, unless otherwise indicated in the prospectus supplement or otherwise required by law.
Transfer agent and registrar
The prospectus supplement for each series of preferred shares will name the transfer agent and registrar.

DESCRIPTION OF DEPOSITARY SHARES
This prospectus describes the terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the depositary shares being offered.
We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares.
We may offer fractional interests in preferred shares, rather than full preferred shares. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a preferred share of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us, the depositary and the holders of the depositary receipts.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.
Dividends
The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred shares.
If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.
Liquidation Preference
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference accorded each share of the applicable series of preferred shares.
Redemption
If we redeem the series of preferred shares underlying the depositary shares, we will redeem the depositary shares from the redemption proceeds of the preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred shares being redeemed. The depositary will mail the notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary receipts.
Voting
The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of preferred shares represented by its depositary shares. The depositary will try, if practical, to vote the preferred shares underlying the depositary shares according to the instructions received. We will agree to try to take all action that the depositary finds necessary in order to enable the depositary to vote the preferred shares in that manner. The depositary will not vote any of the preferred shares for which it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Shares
If holders surrender depositary receipts at the principal office of the depositary and pay any unpaid amount due to the depositary, the owner of the depositary shares is entitled to receive the number of whole preferred shares and all money and other property represented by the depositary shares. Partial preferred shares will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of preferred shares, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.
Holders of preferred shares received in exchange for depositary shares will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary receipts.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders, other than any change in fees, of depositary shares will not be effective unless approved by the holders of at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred shares, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution to the holders of the preferred shares in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary’s charges for the initial deposit of the preferred shares and the initial issuance of the depositary shares, any redemption of the preferred shares and all exchanges for preferred shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.
Obligations of Depositary
The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to it and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at other places it deems advisable, any reports and communications received from us.
We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding related to any depositary shares or preferred shares unless we receive satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information. We also may rely on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. At any time we may remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.
Federal Income Tax Consequences
Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred shares underlying the depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred shares. In addition:
•
no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares;

•
the tax basis of each preferred share to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

•
the holding period for preferred shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

DESCRIPTION OF WARRANTS
This prospectus describes the terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.
We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.
We may issue warrants for the purchase of our debt securities, preferred shares or common shares. Warrants may be issued alone or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:
•
their title;

•
their offering price;

•
their aggregate number;

•
the designation and terms of the debt securities that can be purchased when they are exercised;

•
the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

•
the date when they and any debt securities issued will be separately transferable;

•
the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

•
the date on which the right to exercise warrants begins and the date on which the right expires;

•
the minimum or maximum amount of warrants that may be exercised at any one time;

•
whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

•
information about book-entry procedures;

•
the currency in which the offering price and the exercise price are payable;

•
a discussion of material United States federal income tax considerations;

•
the antidilution provisions; and

•
the redemption or call provisions.

Stock Warrants
The prospectus supplement relating to any particular issue of warrants to issue common shares or preferred shares will describe the terms of the stock warrants, including the following:
•
their title;

•
their offering price;

•
their aggregate number;

•
the designation and terms of the common shares or preferred shares that can be purchased when they are exercised;

•
the designation and terms of the common shares or preferred shares that are issued and the number of warrants issued with common shares or preferred shares;

•
the date when they and any common shares or preferred shares issued will be separately transferable;

•
the number of common shares or preferred shares that can be purchased when they are exercised and the purchase price;

•
the date on which the right to exercise them begins and the date on which the right expires;

•
the minimum or maximum amount that may be exercised at any one time;

•
the currency in which the offering price and the exercise price are payable;

•
a discussion of material United States federal income tax considerations;

•
the antidilution provisions; and

•
the redemption or call provisions.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
The validity of the securities will be passed upon for Kroger by George H. Vincent, Esq., Executive Vice President, General Counsel and Secretary, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of April 1, 2026, Mr. Vincent owned 19,659 Kroger common shares and had 17,203 options to acquire additional common shares.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are estimated as follows:
Registration Fee for Registration Statement	$(1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Miscellaneous	(2)
TOTAL	$(2)

(1)
In accordance with Rule 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

(2)
The amount of these expenses is not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Under the Registrant’s Regulations (bylaws) each present or former director, officer or employee of the Registrant and each person who is serving or shall have served at the request of the Registrant as a director, officer, or employee of another corporation (and his or her heirs, executors and administrators) will be indemnified by the Registrant against expenses actually and necessarily incurred by him or her, and also against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he or she is or may be made a party by reason of being or having been such director, officer, or employee, provided (1) he or she is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his or her duty to the Registrant or such other corporation, (2) he or she is determined to have acted in good faith in what he or she reasonably believed to be the best interest of the Registrant or of such other corporation, and (3) in any matter the subject of a criminal action, suit, or proceeding, he or she is determined to have had no reasonable cause to believe that his or her conduct was unlawful. See also Ohio Revised Code, Section 1701.13.
The Registrant also maintains directors’ and officers’ reimbursement and liability insurance pursuant to policies with aggregate limits of $250.0 million.

ITEM 16.   EXHIBITS
1.1*	Form of Underwriting Agreement.
3.1	Amended Articles of Incorporation are hereby incorporated by reference to Exhibit 3.1 of Kroger’s Quarterly Report on Form 10-Q for the quarter ended May 22, 2010, as amended by the Amendment to Amended Articles of Incorporation, which is hereby incorporated by reference to Exhibit 3.1 of Kroger’s Quarterly Report on Form 10-Q for the quarter ended May 23, 2015.
3.2	The Company’s Regulations are hereby incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2019.
4.1
Form of Senior Indenture (including form of securities), which is hereby incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Registration No. 333-74389) filed with the SEC on March 15, 1999.4

4.2*	Certificate of Designation of series of preferred shares.
4.3*	Form of Deposit Agreement for depositary shares.
4.4*	Form of Warrant Agreement, including form of warrant certificate.
5.1	Opinion of George H. Vincent, Esq., including his consent.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of George H. Vincent, Esq., included in Exhibit 5.1.
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.
107	Filing Fee Table.

*
To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.

ITEM 17.   UNDERTAKINGS.
(a)
The Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the Registration

Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in said Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
The undersigned Registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 21, 2026.
The Kroger Co.
By: /s/ George H. Vincent George H. Vincent, Executive Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2026.
/s/ Gregory S. Foran Gregory S. Foran	Chief Executive Officer and Director (principal executive officer)
/s/ David Kennerley David Kennerley	Chief Financial Officer (principal financial officer)
/s/ Brian Nichols Brian Nichols	Vice President, Corporate Controller (principal accounting officer)
* Nora A. Aufreiter	Director
* Kevin M. Brown	Director
* Elaine L. Chao	Director
* Anne Gates	Director
* Karen Hoguet	Director
* Clyde R. Moore	Director
* Ronald L. Sargent	Chairman of the Board
* J. Amanda Sourry Knox	Director

* Mark S. Sutton	Director
* Ashok Vemuri	Director
* By:	/s/ George H. Vincent
George H. Vincent, Attorney-in-fact